The Law Office of James G. Dodrill II, P.A.
                               3360 NW 53rd Circle
                           Boca Raton, Florida 33496
                               Tel. (561) 862-0529
                               Fax: (561) 862-0927
                         Email: jimdodrill@adelphia.net
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April 15, 2002

Lexington Barron Technologies, Inc.
102 South Tejon Street, Suite 1100
Colorado Springs, Colorado 80903,

Gentlemen and Ladies:

          At your request, I have acted as counsel for Lexington Barron Technologies, Inc., a Colorado corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2
(the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of 5,000,000 shares of the Company's $.001 par value common stock (the "Common Stock") to be issued by the Company and 3,750,000 shares previously issued by the Company and to be sold by Selling Shareholders.

          I have examined the Certificate Of Incorporation, the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, I have examined such other certificates, agreements, documents and papers, and have made such other inquiries and investigations of law as I have deemed appropriate and necessary in order to express the opinion set forth in this letter. In these examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters I have relied upon certificates and advice from various state authorities and public officials, and have assumed the accuracy of the material and the factual matters contained herein.

          Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is my opinion that the shares of Common Stock will have been legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock.

          I hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

          This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.


                                        Sincerely,
                                        Law Office of James G. Dodrill II, PA

                                        /s/ James G. Dodrill II, Esq.
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                                        By:  James G. Dodrill II, Esq.